JAECKLE FLEISCHMANN & MUGEL, LLP

Attorneys At Law

Fleet Bank Building   Twelve Fountain Plaza   Buffalo, New York    14202-2292

TEL (716) 856-0600   FAX (716) 856-0432

                                                                                                                                           Exhibit 5

May 29, 2003

Parkway Properties, Inc.

One Jackson Place Suite 1000

188 East Capitol Street

Jackson, Mississippi 39201

                    Re:       Issuance and Sale of 2,400,000 shares of 8.00% Series D Cumulative Redeemable

                                Preferred Stock (the "Securities") pursuant to an Underwriting Agreement among

                                Parkway Properties, Inc. (the "Company"), Parkway Properties, LP, Wachovia

                                Securities, Inc. and A.G. Edwards & Sons. Inc.

Ladies and Gentlemen:

          As your counsel we have examined the Underwriting Agreement, the Company's Registration Statement on Form S-3 (File No. 333-48161), including pre-effective amendment no. 1 thereto (the "Registration Statement") and the Company's Prospectus Supplement dated May 28, 2003 with respect to the Securities and we are familiar with the documents referred to therein and incorporated therein by reference.  We have also examined the Company's Articles of Incorporation, as amended, and Bylaws, as amended, such records of proceedings of the Company as we deemed material, and such other proceedings of the Company as we deemed necessary for the purpose of this opinion.

          We have examined the proceedings heretofore taken and we are informed as to the procedures proposed to be followed by the Company in connection with the authorization, issuance and sale of the Securities.  In our opinion the Securities to be issued by the Company will be, when issued and paid for pursuant to the Underwriting Agreement, the Registration Statement and the Prospectus Supplement, duly authorized for issuance by all necessary corporate action and, upon the issuance thereof in accordance with their terms, the Securities will be legally issued, fully paid and non-assessable.

            We consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K and to all references to our firm in the Prospectus Supplement.

                                                                                      Very truly yours,

                                                                                       /s/ JAECKLE FLEISCHMANN & MUGEL, LLP